UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2011

MAN SHING AGRICULTURAL HOLDINGS, INC.
 (Exact Name of Registrant as Specified in Charter)

Nevada	000-53146	98-0660577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 1005, 10/F, Tower B
Hunghom Commercial Centre
37 Ma Tau Wai Road, Hunghom
Kowloon, Hong Kong
 (Address of principal executive offices)

Registrant’s telephone number, including area code: (86) 536 - 4644888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 31, 2011, Man Shing Agricultural Holdings, Inc. (the “Registrant”), through its operating subsidiary Weifang Xinsheng Food Co., Ltd. (the “Company”), entered into a Land Lease Agreement (the “Agreement”) with the People’s Government of Shidui Town (the “Lessor”) pursuant to which the Company agreed to lease 3,620 mu of farmland (approximately 2.4 million square meters) located near Shidui Town Yuge Village (the “Land”). As is customary practice in China, the Lessor is acting as representative of the various farmland providers (the “Farmland Providers”) who currently have the right to occupy the Land.

The term of the lease is six years, from January 1, 2011 through December 31, 2016. The Company is obligated to pay rent of RMB 3,475,200 per year. Each year’s rent is payable in cash in one lump sum prior to January 31 of that year. Pursuant to the Agreement, the Lessor is required to distribute the rent to the Farmland Providers.

The description of the Agreement in this current report is a summary and is qualified in its entirety by the terms of the Agreement which is attached as Exhibit 10.1.

The Registrant issued a press release announcing the Agreement on April 5, 2011 which is attached as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit Number	Description

10.1	Translation of Land Lease Agreement, dated March 31, 2011

99.1	Press released, dated April 5, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 5, 2011	MAN SHING AGRICULTURAL HOLDINGS, INC.

	By:	/s/ Shili Liu
Shili Liu
Chief Executive Officer, President and Chairman

Exhibit Index

Exhibit Number	Description

10.1	Translation of Land Lease Agreement, dated March 31, 2011

99.1	Press released, dated April 5, 2011